UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 11, 2003

Cougar Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-50096	30-0135720

(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10655 NE 4th Street, Suite400
Bellevue, WA  98004
(Address of principal executive offices) (Zip Code)

(604) 879-9001
(Registrant's telephone number, including area code)

______________________________________________
(Former name or former address, if changed since last report)

Item 4.    Changes in Registrant's Certifying Accountant.

On June 11, 2003 the Board of Directors (the "Board") of Cougar Holdings Inc. (the "Company") have agreed unanimously to no longer retain DeCoria, Maichel & Teague P.S. as the Company's independent public accountants.

The reports of DeCoria, Maichel & Teague P.S. on the financial Statements for each of the years ended June 30, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles other than the statement that the Company's losses raise substantial doubt about its ability to continue as a going concern.

The Company's Board of Directors participated in and approved the decision to change independent accountants on June 11, 2003.

During the years ended June 30, 2002 and 2001 and through June 11, 2003, there were no disagreements with DeCoria, Maichel & Teague P.S. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which, if not resolved to the satisfaction of DeCoria, Maichel & Teague P.S. would have caused it to make reference to the subject matter of the disagreements in connection with its report.

In connection with the audits for the fiscal years ended June 30, 2002 and 2001, and the subsequent interim period ending June 11, 2003, DeCoria, Maichel & Teague P.S. did not advise the Company with respect to any of the matters described in paragraphs (a)(1)(v)(A) through (D) of Item 304 of Regulation S-K.

The Company has provided DeCoria, Maichel & Teague P.S. with a copy of the foregoing disclosures.  Attached as Exhibit 16 is a copy of DeCoria, Maichel & Teague's letter, dated June 26, 2003 and addressed to the Securities and Exchange Commission, stating its agreement with the statements contained in such disclosures.

Item 7.    Financial Statements and Exhibits

(a)    Financial statements of businesses acquired:
                Not Applicable

(b)    Pro forma financial information:
                Not Applicable

(c)    Exhibits:
                Exhibit Number            Description
                         16                      Letter from DeCoria, Maichel & Teague P.S.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cougar Holdings Inc.

Registrant

Date: June 26, 2003

Terry G. Cook
President and Director